Exhibit 99.1

ELECTRONIC ARTS REPORTS Q2 FY16

FINANCIAL RESULTS

Q2 Non-GAAP Net Revenue, Margins and EPS Exceed Guidance; Raising Full Year Guidance Again
Delivers Record Trailing Twelve Month Digital Non-GAAP Revenue of $2.3 billion

REDWOOD CITY, CA - October 29, 2015 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its second fiscal quarter ended September 30, 2015.

“It’s been a great quarter. Our EA SPORTS titles are connecting millions of passionate fans around the world to each other and the sports they love, we have new mobile experiences for our players, and deeply-engaged communities in our live services,” said Chief Executive Officer Andrew Wilson. “With Star Wars Battlefront launching in less than three weeks, and a stunning new Need for Speed just days away, we’re excited for the holiday season and the remainder of the fiscal year for Electronic Arts.”
“Results exceeded our expectations again,” said Chief Financial Officer Blake Jorgensen. “Based on the ongoing strength of our business and reception of Star Wars Battlefront, we are raising our full-year outlook for the second time.  Our markets are very healthy, the digital transition continues to drive margins, and engagement in our live services and excitement for our upcoming launches is exceptional.”
News and ongoing updates regarding EA and our games are available on EA’s blog at www.ea.com/news.

Selected Operating Highlights and Metrics:

•	EA is the #1 publisher on PlayStation®4 and Xbox One consoles in the Western World calendar year to date and for Q2 FY16, led by the strength of the EA SPORTS™ FIFA and Madden NFL franchises.

•	Across our annual EA SPORTS franchises that launched new titles in Q2 - Madden NFL 16, NHL 16 and FIFA 16 - monthly average players increased 30% year-over-year.

•	Star Wars™: The Old Republic™ subscribers increased 33% since the announcement of the latest expansion at E3, Knights of the Fallen Empire.

•	EA’s live services for Battlefield™ Hardline and Battlefield 4™ continue to engage players with more than 6 million monthly average players across the two experiences.

•	Game sessions for Madden NFL Mobile are up more than 300% over last year.

•	Over 9.5 million players joined the Star Wars™ Battlefront™ open beta, the largest beta in EA’s history. The game will launch worldwide starting November 17, 2015.

Selected Financial Highlights:

•	For the quarter, non-GAAP net revenue of $1.146 billion was above guidance of $1.075 billion. Diluted non-GAAP EPS of $0.65 was above guidance of $0.40.

•	Non-GAAP net revenue for EA’s FIFA, Madden NFL and Hockey Ultimate Team™ live services continue to perform well, collectively up 64% year-over-year.

•	EA repurchased 1.8 million shares in Q2 for $126 million.

•
On a trailing twelve month basis, EA had non-GAAP net revenue of $4.163 billion (of which a record $2.307 billion was digital), non-GAAP net income of $774 million and operating cash flow of $818 million.

•
EA increased fiscal 2016 non-GAAP net revenue guidance by $50 million to $4.500 billion, diluted non-GAAP EPS guidance by $0.15 to $3.00 per share and operating cash flow by $50 million to $1.200 billion.

(in millions of $, except per share amounts)	Quarter Ended 9/30/15	Quarter Ended 9/30/14
GAAP Digital Net Revenue	$502	$508
GAAP Packaged Goods and Other Net Revenue	313	482
GAAP Total Net Revenue	$815	$990

Non-GAAP Digital Net Revenue	$480	$453
Non-GAAP Packaged Goods and Other Net Revenue	666	767
Non-GAAP Total Net Revenue	$1,146	$1,220

GAAP Net Income (Loss)	$(140)	$3
Non-GAAP Net Income	212	232
GAAP Diluted Earnings (Loss) Per Share	(0.45)	0.01
Non-GAAP Diluted Earnings Per Share	0.65	0.73

Operating Cash Flow	$9	$183

TTM Financial Highlights:

(in millions of $)	TTM Ended 9/30/15	TTM Ended 9/30/14
GAAP Net Revenue	$4,329	$4,135
GAAP Net Income	839	397
Non-GAAP Net Revenue	4,163	4,481
Non-GAAP Net Income	774	843

Operating Cash Flow	$818	$1,153

Business Outlook as of October 29, 2015

The following forward-looking statements, as well as those made above, reflect expectations as of October 29, 2015. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2016 Expectations - Ending March 31, 2016

•	GAAP net revenue is expected to be approximately $4.400 billion.

•	Non-GAAP net revenue is expected to be approximately $4.500 billion.

•	GAAP diluted earnings per share is expected to be approximately $2.32.

•	Non-GAAP diluted earnings per share is expected to be approximately $3.00.

•
The Company estimates a share count of 334 million for purposes of calculating fiscal year 2016 GAAP diluted earnings per share and 327 million for purposes of calculating fiscal year 2016 non-GAAP diluted earnings per share. Non-GAAP shares used for computing diluted earnings per share differs from GAAP due to the inclusion of the anti-dilutive effect of the Convertible Bond Hedge.

•	Expected non-GAAP net income excludes the impact of the following items (estimate in millions) from expected GAAP net income:

Acquisition-related expenses	$56
Amortization of debt discount and loss on conversion	26
Change in deferred net revenue (online-enabled games)	100
Stock-based compensation	180
Income tax adjustments	(157)
Expected Impact on Non-GAAP Net Income (net)	$205

Third Quarter Fiscal Year 2016 Expectations - Ending December 31, 2015

•	GAAP net revenue is expected to be approximately $1.075 billion.

•	Non-GAAP net revenue is expected to be approximately $1.775 billion.

•	GAAP diluted loss per share is expected to be approximately ($0.17).

•	Non-GAAP diluted earnings per share is expected to be approximately $1.75.

•
The Company estimates a share count of 312 million for purposes of calculating third quarter fiscal year 2016 GAAP diluted loss per share, and 327 million for non-GAAP diluted earnings per share. Non-GAAP shares used for computing diluted earnings per share includes potentially dilutive equity instruments and the anti-dilutive effect of the Convertible Bond Hedge.

•	Expected non-GAAP net income excludes the impact of the following items (estimate in millions) from expected GAAP net loss:

Acquisition-related expenses	$14
Amortization of debt discount and loss on conversion	6
Change in deferred net revenue (online-enabled games)	700
Stock-based compensation	45
Income tax adjustments	(141)
Expected Impact on Non-GAAP Net Income (net)	$624

Conference Call and Supporting Documents

Electronic Arts will host a conference call on October 29, 2015 at 2:00 pm PT (5:00 pm ET) to review its results for the second quarter ended September 30, 2015 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 888-469-0955 (domestic) or 312-470-7475 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be available until November 12, 2015 at 800-867-1928 (domestic) or 203-369-3838 (international). An audio webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP diluted shares. These non-GAAP financial measures exclude the following items (other than Shares from Convertible Bond Hedge, which are included), as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

•	Acquisition-related expenses

•	Amortization of debt discount and loss on conversion of notes

•	Change in deferred net revenue (online-enabled games)

•	College football settlement expenses

•	Income tax adjustments

•	Loss on licensed intellectual property commitment (COGS)

•	Restructuring and other

•	Shares from Convertible Bond Hedge

•	Stock-based compensation

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. The Company’s management team is evaluated on the basis of non-GAAP financial measures and these measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicate there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. When analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount and Loss on Conversion of Notes. EA issued $632.5 million of 0.75% convertible senior notes in a private placement offering in July 2011. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we amortize as a debt discount an amount equal to the fair value of the conversion option on the convertible senior notes over the term of the notes. The debt discount is classified as interest expense. Upon settlement of our convertible senior notes, we attribute the fair value of the consideration transferred to the liability and equity components. The difference between the fair value of the consideration attributed to the liability component and the carrying value of the liability is recorded as a non-cash loss in the statement of the operations. Electronic Arts’ management excludes the effect of the amortization of debt discount and the non-cash loss on the early conversion of debt in its non-GAAP financial measures. During the second quarter of fiscal year 2016, we recognized a loss on conversion of senior notes of $6 million.

Change in Deferred Net Revenue (Online-enabled Games). The majority of our software games can be connected to the Internet whereby a consumer may be able to download unspecified content or updates on a when-and-if-available basis (“unspecified updates”) for use with the original game software. In addition, we may also offer an online matchmaking service that permits consumers to play against each other via the Internet. GAAP requires us to account for the consumer’s right to receive unspecified updates or the matchmaking service for no additional fee as a “bundled” sale, or multiple-element arrangement. Electronic Arts is not able to objectively determine the fair value of these unspecified updates or online service included in certain of its online-enabled games. As a result, the Company recognizes the revenue from the sale of these online-enabled games on a straight-line basis over the estimated offering period. Electronic Arts’ management excludes the impact of the change in deferred net revenue related to online-enabled games in its non-GAAP financial measures for the reasons stated above and also to facilitate an understanding of our operations because all related costs of revenue are expensed as incurred instead of deferred and recognized ratably.

College Football Settlement Expenses. During fiscal 2014, Electronic Arts recognized a $48 million charge for expected litigation settlement and license expenses related to our college football business. This expense is excluded from our non-GAAP financial measures.
Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company applies the same tax rate to its non-GAAP financial results. During fiscal year 2016 the Company is applying a tax rate of 22 percent to its non-GAAP financial results. For fiscal years 2014 and 2015, a 25 percent tax rate was applied, and through fiscal year 2013 the Company applied a 28 percent tax rate.

Loss on Licensed Intellectual Property Commitment (COGS). During the first quarter of fiscal 2015, Electronic Arts terminated its right to utilize certain intellectual property that the Company had previously licensed and we incurred a loss of $122 million on the corresponding license commitment. This expense is excluded from our non-GAAP financial measures.
Restructuring and Other. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Shares from Convertible Bond Hedge.  In July 2011, the Company issued convertible senior notes that mature in July 2016 (the “Notes”) with an initial conversion price of approximately $31.74 per share.  When the quarterly average trading price of EA’s common stock is above $31.74 per share, the potential conversion of the Notes has a dilutive impact on the Company’s earnings per share.  At the time the Notes were issued, the Company entered into convertible note hedge transactions (the “Convertible Bond Hedge”) to offset the dilutive effect of the Notes.  The Company includes the anti-dilutive effect of the Convertible Bond Hedge in determining its non-GAAP dilutive shares.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measures to non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2016 guidance information under the heading “Business Outlook,” contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “estimate” or “expect” and statements in the future tense are forward-looking statements.  These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015.

These forward-looking statements are current as of October 29, 2015. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended September 30, 2015.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company delivers games, content and online services for Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 300 million registered players around the world.

In fiscal year 2015, EA posted GAAP net revenue of $4.5 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality blockbuster brands such as The Sims™, Madden NFL, EA SPORTS™ FIFA, Battlefield™, Dragon Age™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Battlefield 4, Battlefield, The Sims, Dragon Age, Need for Speed, Ultimate Team and Plants vs. Zombies are trademarks of Electronic Arts Inc. and its subsidiaries. STAR WARS © & TM 2015 Lucasfilm Ltd. STAR WARS and related properties are trademarks in the United States or in other countries of Lucasfilm Ltd. and/or its affiliates. John Madden, NFL, NHL and FIFA are the property of their respective owners and used with permission. PlayStation is a registered trademark of Sony Computer Entertainment Inc.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statement of Operations
(in millions, except share per data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Net revenue
Product	$434	$536	$1,177	$1,293
Service and other	381	454	841	911
Total net revenue	815	990	2,018	2,204
Cost of revenue
Product	335	347	429	599
Service and other	74	80	153	195
Total cost of revenue	409	427	582	794
Gross profit	406	563	1,436	1,410
Operating expenses:
Research and development	265	261	561	526
Marketing and sales	156	183	279	313
General and administrative	101	92	199	180
Acquisition-related contingent consideration	—	(1)	—	(2)
Amortization of intangibles	3	4	4	7
Total operating expenses	525	539	1,043	1,024
Operating income (loss)	(119)	24	393	386
Interest and other expense, net	(9)	(6)	(12)	(14)
Income (loss) before provision for income taxes	(128)	18	381	372
Provision for income taxes	12	15	79	34
Net income (loss)	$(140)	$3	$302	$338
Earnings (loss) per share
Basic	$(0.45)	$0.01	$0.97	$1.08
Diluted	$(0.45)	$0.01	$0.90	$1.05
Number of shares used in computation
Basic	312	313	311	312
Diluted	312	322	334	322

Non-GAAP Results (in millions, except per share data)
The following tables reconcile the Company’s net revenue, gross profit, operating income (loss), net income (loss) and number of diluted shares as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and number of non-GAAP diluted shares.

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Net revenue
GAAP net revenue	$815	$990	$2,018	$2,204
Change in deferred net revenue (online-enabled games)	331	230	(179)	(209)
Non-GAAP net revenue	$1,146	$1,220	$1,839	$1,995
Gross profit
GAAP gross profit	$406	$563	$1,436	$1,410
Acquisition-related expenses	11	12	23	26
Change in deferred net revenue (online-enabled games)	331	230	(179)	(209)
Loss on licensed intellectual property commitment (COGS)	—	—	—	122
Stock-based compensation	1	1	1	1
Non-GAAP gross profit	$749	$806	$1,281	$1,350
Operating income
GAAP operating income (loss)	$(119)	$24	$393	$386
Acquisition-related expenses	14	15	27	31
Change in deferred net revenue (online-enabled games)	331	230	(179)	(209)
Loss on licensed intellectual property commitment (COGS)	—	—	—	122
College football settlement expenses	—	—	—	(5)
Stock-based compensation	44	40	89	69
Non-GAAP operating income	$270	$309	$330	$394
Net Income
GAAP net income (loss)	$(140)	$3	$302	$338
Acquisition-related expenses	14	15	27	31
Amortization of debt discount and loss on conversion of notes	11	6	17	11
Change in deferred net revenue (online-enabled games)	331	230	(179)	(209)
Loss on licensed intellectual property commitment (COGS)	—	—	—	122
College football settlement expenses	—	—	—	(5)
Stock-based compensation	44	40	89	69
Income tax adjustments	(48)	(62)	5	(64)
Non-GAAP net income	$212	$232	$261	$293
Non-GAAP earnings per share
Basic	$0.68	$0.74	$0.84	$0.94
Diluted	$0.65	$0.73	$0.80	$0.92
Number of shares
GAAP & Non-GAAP Basic	312	313	311	312
GAAP Diluted	312	322	334	322
Anti-dilutive shares excluded for GAAP loss position[1]	21	—	—	—
Shares from convertible bond hedge	(7)	(3)	(9)	(2)
Non-GAAP Diluted	326	319	325	320

1 Diluted earnings per share reflects the potential dilution from common shares (calculated using the treasury stock method), issuable through stock-based compensation plans. When the company incurs a loss, shares issuable through stock-based compensation plans are excluded from the diluted loss per share calculation as inclusion would be anti-dilutive. In the three months ended September 30, 2015, EA incurred a GAAP loss but a non-GAAP profit; therefore 21 million shares related to the stock-based compensation plans are excluded from the GAAP diluted share count but are included in the non-GAAP diluted share count.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	September 30, 2015	March 31, 2015 [2]
ASSETS
Current assets:
Cash and cash equivalents	$1,598	$2,068
Short-term investments	990	953
Receivables, net of allowances of $116 and $140, respectively	737	362
Inventories	62	36
Deferred income taxes, net	46	54
Other current assets	213	247
Total current assets	3,646	3,720
Property and equipment, net	430	459
Goodwill	1,709	1,713
Acquisition-related intangibles, net	84	111
Deferred income taxes, net	14	13
Other assets	117	131
TOTAL ASSETS	$6,000	$6,147
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$188	$68
Accrued and other current liabilities	802	794
Deferred net revenue (online-enabled games)	1,113	1,283
0.75% convertible senior notes due 2016, net	422	602
Total current liabilities	2,525	2,747
Income tax obligations	66	70
Deferred income taxes, net	75	80
Other liabilities	175	183
Total liabilities	2,841	3,080
0.75% convertible senior notes due 2016	13	31

Common stock	3	3
Additional paid-in capital	1,981	2,127
Retained earnings	1,206	904
Accumulated other comprehensive income (loss)	(44)	2
Total stockholders’ equity	3,146	3,036
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,000	$6,147

2 Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
OPERATING ACTIVITIES
Net income (loss)	$(140)	$3	$302	$338
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion	50	56	99	112
Stock-based compensation	44	40	89	69
Acquisition-related contingent consideration	—	(1)	—	(2)
Loss on extinguishment of senior notes	6	—	6	—
Change in assets and liabilities:
Receivables, net	(598)	(618)	(379)	(508)
Inventories	(29)	(30)	(26)	(11)
Other assets	13	117	39	138
Accounts payable	142	126	126	83
Accrued and other liabilities	182	257	(149)	173
Deferred income taxes, net	1	3	1	4
Deferred net revenue (online-enabled games)	338	230	(170)	(209)
Net cash provided by (used in) operating activities	9	183	(62)	187
INVESTING ACTIVITIES
Capital expenditures	(18)	(21)	(42)	(48)
Proceeds from maturities and sales of short-term investments	264	197	513	352
Purchase of short-term investments	(186)	(202)	(551)	(537)
Net cash provided by (used in) investing activities	60	(26)	(80)	(233)
FINANCING ACTIVITIES
Payment of senior notes	(198)	—	(198)	—
Proceeds from issuance of common stock	39	21	84	26
Excess tax benefit from stock-based compensation	25	2	65	14
Repurchase and retirement of common stock	(126)	(95)	(258)	(145)
Net cash (used in) financing activities	(260)	(72)	(307)	(105)
Effect of foreign exchange on cash and cash equivalents	(21)	(15)	(21)	(7)
Increase (Decrease) in cash and cash equivalents	(212)	70	(470)	(158)
Beginning cash and cash equivalents	1,810	1,554	2,068	1,782
Ending cash and cash equivalents	$1,598	$1,624	$1,598	$1,624

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY15	FY15	FY15	FY16	FY16	Change
QUARTERLY RECONCILIATION OF RESULTS
Net revenue
GAAP net revenue	990	1,126	1,185	1,203	815	(18%)
Change in deferred net revenue (online-enabled games)	230	302	(289)	(510)	331
Non-GAAP net revenue	1,220	1,428	896	693	1,146	(6%)
Gross profit
GAAP gross profit	563	725	951	1,030	406	(28%)
Acquisition-related expenses	12	12	14	12	11
Change in deferred net revenue (online-enabled games)	230	302	(289)	(510)	331
Stock-based compensation	1	1	—	—	1
Non-GAAP gross profit	806	1,040	676	532	749	(7%)
GAAP gross profit % (as a % of GAAP net revenue)	57%	64%	80%	86%	50%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	66%	73%	75%	77%	65%
Operating income
GAAP operating income (loss)	24	162	400	512	(119)	(596%)
Acquisition-related expenses	15	16	16	13	14
Change in deferred net revenue (online-enabled games)	230	302	(289)	(510)	331
Stock-based compensation	40	39	36	45	44
Non-GAAP operating income	309	519	163	60	270	(13%)
GAAP operating income (loss) % (as a % of GAAP net revenue)	2%	14%	34%	43%	(15%)
Non-GAAP operating income % (as a % of non-GAAP net revenue)	25%	36%	18%	9%	24%
Net income
GAAP net income (loss)	3	142	395	442	(140)	(4,767%)
Acquisition-related expenses	15	16	16	13	14
Amortization of debt discount and loss on conversion of notes	6	5	6	6	11
Change in deferred net revenue (online-enabled games)	230	302	(289)	(510)	331
Stock-based compensation	40	39	36	45	44
Income tax adjustments	(62)	(116)	(39)	53	(48)
Non-GAAP net income	232	388	125	49	212	(9%)
GAAP net income (loss) % (as a % of GAAP net revenue)	—	13%	33%	37%	(17%)
Non-GAAP net income % (as a % of non-GAAP net revenue)	19%	27%	14%	7%	18%
Diluted earnings (loss) per share
GAAP earnings (loss) per share	0.01	0.44	1.19	1.32	(0.45)	(4,600%)
Non-GAAP earnings per share	0.73	1.22	0.39	0.15	0.65	(11%)
Number of diluted shares used in computation
GAAP	322	323	332	335	312
Non-GAAP	319	319	324	325	326

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY15	FY15	FY15	FY16	FY16	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Geography net revenue
North America	433	473	528	506	381	(12%)
International	557	653	657	697	434	(22%)
Total GAAP net revenue	990	1,126	1,185	1,203	815	(18%)
North America	51	152	(125)	(215)	91
International	179	150	(164)	(295)	240
Change in deferred net revenue (online-enabled games)	230	302	(289)	(510)	331
North America	484	625	403	291	472	(2%)
International	736	803	493	402	674	(8%)
Total Non-GAAP net revenue	1,220	1,428	896	693	1,146	(6%)
North America	44%	42%	45%	42%	47%
International	56%	58%	55%	58%	53%
Total GAAP net revenue %	100%	100%	100%	100%	100%
North America	40%	44%	45%	42%	41%
International	60%	56%	55%	58%	59%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

Net revenue composition
Packaged goods and other	482	585	571	580	313	(35%)
Full game downloads	83	108	122	119	82
Extra content	212	210	265	291	213
Subscriptions, advertising and other	91	102	92	71	84
Mobile	122	121	135	142	123
Total Digital	508	541	614	623	502	(1%)
Total GAAP net revenue	990	1,126	1,185	1,203	815	(18%)
Packaged goods and other	285	150	(277)	(419)	353
Full game downloads	11	32	(8)	(35)	7
Extra content	(59)	104	(18)	(36)	(18)
Subscriptions, advertising and other	—	(2)	(1)	—	(1)
Mobile	(7)	18	15	(20)	(10)
Total Digital	(55)	152	(12)	(91)	(22)
Change in deferred net revenue (online-enabled games)	230	302	(289)	(510)	331
Packaged goods and other	767	735	294	161	666	(13%)
Full game downloads	94	140	114	84	89
Extra content	153	314	247	255	195
Subscriptions, advertising and other	91	100	91	71	83
Mobile	115	139	150	122	113
Total Digital	453	693	602	532	480	6%
Total Non-GAAP net revenue	1,220	1,428	896	693	1,146	(6%)
Packaged goods and other	49%	52%	48%	48%	38%
Full game downloads	8%	9%	10%	10%	10%
Extra content	21%	19%	22%	24%	26%
Subscriptions, advertising and other	9%	9%	8%	6%	11%

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY15	FY15	FY15	FY16	FY16	Change
Mobile	13%	11%	12%	12%	15%
Total Digital	51%	48%	52%	52%	62%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Packaged goods and other	63%	51%	33%	23%	58%
Full game downloads	8%	10%	13%	12%	8%
Extra content	13%	22%	27%	37%	17%
Subscriptions, advertising and other	7%	7%	10%	10%	7%
Mobile	9%	10%	17%	18%	10%
Total Digital	37%	49%	67%	77%	42%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY15	FY15	FY15	FY16	FY16	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Platform net revenue
Xbox One, PLAYSTATION 4	317	427	468	487	332	5%
Xbox 360, PLAYSTATION 3	308	306	328	293	155	(50%)
Other consoles	6	9	3	2	1	(83%)
Total consoles	631	742	799	782	488	(23%)
PC / Browser	208	218	221	253	184	(12%)
Mobile	123	122	136	145	124	1%
Other	28	44	29	23	19	(32%)
Total GAAP net revenue	990	1,126	1,185	1,203	815	(18%)
Xbox One, PLAYSTATION 4	117	166	(92)	(253)	310
Xbox 360, PLAYSTATION 3	63	106	(164)	(204)	55
Other consoles	(1)	—	(1)	—	1
Total consoles	179	272	(257)	(457)	366
PC / Browser	56	13	(49)	(33)	(19)
Mobile	(6)	17	16	(19)	(12)
Other	1	—	1	(1)	(4)
Change in deferred net revenue (online-enabled games)	230	302	(289)	(510)	331
Xbox One, PLAYSTATION 4	434	593	376	234	642	48%
Xbox 360, PLAYSTATION 3	371	412	164	89	210	(43%)
Other consoles	5	9	2	2	2	(60%)
Total consoles	810	1,014	542	325	854	5%
PC / Browser	264	231	172	220	165	(38%)
Mobile	117	139	152	126	112	(4%)
Other	29	44	30	22	15	(48%)
Total Non-GAAP net revenue	1,220	1,428	896	693	1,146	(6%)
Xbox One, PLAYSTATION 4	32%	38%	39%	41%	41%
Xbox 360, PLAYSTATION 3	31%	27%	28%	24%	19%
Other consoles	1%	1%	—	—	—
Total consoles	64%	66%	67%	65%	60%
PC / Browser	21%	19%	19%	21%	23%
Mobile	12%	11%	12%	12%	15%
Other	3%	4%	2%	2%	2%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Xbox One, PLAYSTATION 4	36%	41%	42%	34%	56%
Xbox 360, PLAYSTATION 3	30%	29%	18%	13%	19%
Other consoles	—	1%	—	—	—
Total consoles	66%	71%	60%	47%	75%
PC / Browser	22%	16%	19%	32%	14%
Mobile	10%	10%	17%	18%	10%
Other	2%	3%	4%	3%	1%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY15	FY15	FY15	FY16	FY16	Change
CASH FLOW DATA
Operating cash flow	183	682	198	(71)	9	(95%)
Operating cash flow - TTM	1,153	1,150	1,067	992	818	(29%)
Capital expenditures	21	15	32	24	18	(14%)
Capital expenditures - TTM	92	79	95	92	89	(3%)
Repurchase and retirement of common stock	95	97	95	132	126	33%
BALANCE SHEET DATA
Cash and cash equivalents	1,624	2,166	2,068	1,810	1,598	(2%)
Short-term investments	764	774	953	1,069	990	30%
Cash and cash equivalents, and short-term investments	2,388	2,940	3,021	2,879	2,588	8%
Receivables, net	829	488	362	144	737	(11%)
Deferred net revenue (online-enabled games)
End of the quarter	1,281	1,583	1,283	775	1,113	(13%)
Less: Beginning of the quarter	1,051	1,281	1,583	1,283	775
Change in deferred net revenue (online-enabled games)[3]	230	302	(300)	(508)	338
STOCK-BASED COMPENSATION
Cost of revenue	1	1	—	—	1
Research and development	23	22	21	26	25
Marketing and sales	6	6	5	5	7
General and administrative	10	10	10	14	11
Total stock-based compensation	40	39	36	45	44

3The difference between the balances of deferred net revenue (online-enabled games) does not always equal the change in deferred net revenue (online-enabled games) in the GAAP to Non-GAAP consolidated statement of operations reconciliation due to the impact of unrecognized gains/losses on cash flow hedges.